AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is adopted as of this 11th day of September, 2006, by Legg Mason Partners Variable Portfolios II, a Massachusetts business trust (the "Trust"), with its principal place of business at 125 Broad Street, New York, New York 10004, on behalf of its series Legg Mason Partners Variable Appreciation Portfolio (the "Acquiring Fund") and Legg Mason Partners Variable Growth and Income Portfolio (the "Acquired Fund"), and, solely for purposes of paragraph 7.2 hereof, Legg Mason Partners Fund Advisor, LLC.

    WHEREAS, each of the Acquired Fund and the Acquiring Fund is a series of the Trust, which is an open-end management investment company registered pursuant to the Investment
Company Act of 1940, as amended (the "1940 Act");

    WHEREAS, it is intended that, for United States federal income tax purposes (i) the transactions contemplated by this Agreement shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) this Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g);

    WHEREAS, the reorganization will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund to the Acquiring Fund in exchange solely for classes of shares of beneficial interest of the Acquiring Fund (the "Acquiring Fund Shares") corresponding to the classes of outstanding shares of beneficial interest of the Acquired Fund (the "Acquired Fund Shares"), as described herein, (2) the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and
(3) the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund and liquidation of the Acquired Fund, as provided herein (the "Reorganization"), all upon the terms and conditions hereinafter set forth in this Agreement;

    WHEREAS, the Acquired Fund currently owns securities that are generally assets of the character in which the Acquiring
Fund is permitted to invest;

    WHEREAS, the Board of Trustees of the Trust (the "Board") has determined, with respect to the Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and its shareholders and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of this transaction;

    WHEREAS, the Board has determined, with respect to the Acquired Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired Fund will not be diluted as a result of this transaction;

    NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1
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TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE ACQUIRING
FUND IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION
OF ALL ACQUIRED FUND LIABILITIES AND THE LIQUIDATION OF THE
ACQUIRED FUND

    1.1 The Acquired Fund will sell, assign, convey, transfer and deliver all of its property and assets, as set forth in paragraph 1.2, to the Acquiring Fund; will deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares corresponding to each class of the Acquired Fund Shares as of the time and date set forth in paragraph 3.1, determined by dividing the value of the Acquired Fund's net assets with respect to each class of the Acquired Fund (computed in the manner and as of the time and date set forth in paragraph 2.1) by the net asset value of one share of the corresponding class of Acquiring Fund Shares (computed in the manner and as of the time and date set forth in paragraph 2.2); and will assume all liabilities of the Acquired Fund. Such transactions shall take place on a closing date as provided for in paragraph 3.1 (the "Closing Date").

    1.2 The property and assets of the Acquired Fund, to be sold, assigned, conveyed, transferred and delivered to and acquired by the Acquiring Fund, shall consist of all assets and property of every kind and nature of the Acquired Fund, including, without limitation, all rights, receivables (including dividend, interest and other receivables), cash, cash equivalents, claims (whether absolute or contingent, known or unknown), securities, commodities and futures interests, good will and other intangible property, any deferred or prepaid expenses and all interests, rights, privileges and powers, the Acquired Fund owns at the Valuation Date (as defined in paragraph 2.1) (collectively, "Assets"). The Acquiring Fund shall assume all of the liabilities and obligations of the Acquired Fund, including, without limitation, all indemnification obligations of the Acquired Fund with respect to the current and former members of the Board and officers of the Trust, whether accrued or contingent, known or unknown, existing at the Valuation Date (collectively, "Liabilities"). The Acquired Fund will sell, assign, convey, transfer and deliver to the Acquiring Fund any rights, stock dividends, or other securities received by the Acquired Fund after the Closing Date as stock dividends or other distributions on or with respect to the property and assets transferred, which rights, stock dividends, and other securities shall be deemed included in the property and assets transferred to the Acquiring Fund at the Closing Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Closing Date shall be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.

    1.3 The Acquired Fund will make reasonable efforts to discharge all of its known Liabilities prior to the Valuation
Date.

    1.4 On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all of its investment company taxable income as defined in the Code (computed without regard to any deduction for dividends paid) and realized net capital gain as defined in the Code (after deduction for any available capital loss carryover), if any, for all tax periods ending on or before the Closing Date (and treating the current taxable year as ending on the Closing
Date) such that the Acquired Fund will have no tax liability under Section 852 or Section 4982 for the current and any prior tax periods.

    1.5 Immediately following the actions contemplated by paragraph 1.1, the Acquired Fund shall (a) distribute to its shareholders of record with respect to each class of Acquired Fund Shares as of the Closing Date ("Acquired Fund Shareholders"), on a pro rata basis within that class, the Acquiring Fund Shares of the corresponding class received by the Acquired Fund, pursuant to paragraph 1.1 and
(b) completely liquidate and dissolve in accordance with Massachusetts law. Such distribution and liquidation shall be accomplished, with respect to each class of Acquired Fund Shares, by the transfer of the corresponding Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders. The aggregate net asset value of each class of Acquiring Fund Shares to be so credited to each corresponding class of Acquired Fund Shareholders shall, with respect to each class, be equal to the aggregate net asset value of the Acquired Fund Shares of each corresponding class owned by Acquired Fund Shareholders on the Closing Date. All issued and outstanding Acquired Fund Shares will be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing any class of Acquiring Fund Shares in connection with such exchange.

    1.6 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent.

    1.7 Any reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission ("Commission"), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Trust.

2. VALUATION

    2.1 The value of the Assets and the amount of the Liabilities shall be determined as of the time for calculation of net asset value as set forth in the then-current prospectus for the Acquired Fund, and after the declaration of any dividends by the Acquired Fund, on the Closing Date (such time and date being hereinafter called the "Valuation Date"), computed using the valuation procedures established by the Board. All computations of value and amounts shall be made by
(a) State Street Bank and Trust Company, in its capacity as accounting agent for the Acquired Fund, or (b) in the case of securities subject to fair valuation, in accordance with the valuation procedures of the Trust adopted in good faith by the Board. All computations of value and amounts pursuant to this paragraph 2.1 shall be subject to confirmation by the Acquiring Fund's independent registered public accounting firm.

    2.2. The net asset value per share of each class of Acquiring Fund Shares shall be determined to the nearest full cent on the Valuation Date, using the valuation procedures established by the Board. All computations of value shall be made by (a) State Street Bank and Trust Company, in its capacity as accounting agent for the Acquiring Fund, or (b) in the case of securities subject to fair valuation, in accordance with the valuation procedures of the Trust adopted in good faith by the Board. All computations of value pursuant to this paragraph 2.2 shall be subject to confirmation by the Acquired Fund's independent registered public accounting firm.

    2.3 The number of Acquiring Fund Shares of each class to be issued in exchange for the Assets shall be determined with respect to each such class by dividing the value of the net assets with respect to each class of Acquired Fund Shares, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of an Acquiring Fund Share of the corresponding class, determined using the same valuation procedures referred to in paragraph 2.2.

3. CLOSING AND CLOSING DATE

    3.1 Subject to the terms and conditions set forth herein, the Closing Date shall be April 27, 2007, or such other date as the parties may agree. All acts taking place at the closing of the transactions provided for in this Agreement ("Closing") shall be deemed to take place simultaneously as of the "close of business" on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time or such later time on that date as the Acquired Fund's net asset value and/or the net asset value per share of each class of shares of the Acquiring Fund is calculated in accordance with paragraph 2.2 and after the declaration of any dividends. The Closing shall be held at the offices of Willkie Farr & Gallagher LLP or at such other time and/or place as the parties may agree.

    3.2 The Trust shall direct State Street Bank and Trust Company (the "Custodian") to transfer ownership of the Assets from the accounts of the Acquired Fund that the Custodian maintains as custodian for the Acquired Fund to the accounts of the Acquiring Fund that the Custodian maintains as custodian for the Acquiring Fund and to deliver to the Trust, at the Closing, a certificate of an authorized officer stating that (i) the Assets of the Acquired Fund have been so transferred as of the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets of the Acquired Fund, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

    3.3 The Trust shall direct PFPC Inc., in its capacity as transfer agent for the Acquired Fund ("Transfer Agent"), to deliver to the Trust at the Closing a certificate of an authorized officer stating that its records contain the name and address of each Acquired Fund Shareholder and the number and percentage ownership of each outstanding class of Acquired Fund Shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall provide a confirmation evidencing that (a) the appropriate number of Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph
1.4 and (b) the appropriate number of Acquiring Fund Shares have been credited to the accounts of the Acquired Fund Shareholders on the books of the Acquiring Fund pursuant to paragraph 1.4.

    3.4 In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board, accurate appraisal of the value of the net assets of the Acquired Fund or the Acquiring Fund is impracticable, the Closing Date shall be postponed until the first Friday (that is also a business day) after the day when trading shall have been fully resumed and reporting shall have been restored.

4. CONDITIONS TO THE REORGANIZATION

    Except as has been fully disclosed in Schedule 4.1 of this Agreement, the Trust, on behalf of the Acquired Fund and the Acquiring Fund, represents and warrants as follows:

    4.1 The Acquired Fund and the Acquiring Fund each will operate its business in the ordinary course and shall comply in all material respects with all applicable laws, rules and regulations between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions, and any other distribution that may be advisable.

    4.2 The Trust will call and hold a meeting of the shareholders of the Acquired Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

    4.3 The Acquired Fund represents that the Acquiring Fund Shares to be acquired by the Acquired Fund hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

    4.4 Subject to the provisions of this Agreement, the Trust will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

    4.5 The Trust shall prepare and file a Registration
Statement on Form N-14 in compliance with the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder with respect to the Reorganization (the
"Registration Statement").

    4.6 The Trust will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

    4.7 The Trust shall not change the Trust Declaration, prospectus or statement of additional information so as to restrict permitted investments for the Acquiring Fund, except as required by the Commission prior to the Closing.

    4.8 The Acquiring Fund shall have executed and delivered an assumption of the Liabilities and all such other agreements and instruments in order to vest in and confirm (a) the Acquired Fund's title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) the Acquiring Fund's assumption of all of the Liabilities and to otherwise to carry out the intent and purpose of this Plan.

    4.9 The Acquired Fund shall have delivered to the Acquiring Fund a Statement of Assets and Liabilities of the Acquired
Fund as of the Closing Date, including a schedule of investments, certified by the Treasurer of the Trust. The Acquired Fund shall have executed and delivered all such assignments and other instruments of transfer in order to vest in and confirm (a) the Acquired Fund's title to and possession of the Acquiring Fund Shares to be delivered hereunder and
(b) the Acquiring Fund's title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this Plan.

 	4.10 The Acquiring Fund and the Acquired Fund shall have determined the number of full and fractional Acquiring Fund
Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

	4.11 Neither the Acquiring Fund nor the Acquired Fund is subject to any litigation or administrative proceeding that could reasonably be expected to have a materially adverse effect on the operations of the Acquiring Fund or the Acquired
Fund.

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FURTHER CONDITIONS PRECEDENT TO THE REORGANIZATION

    5.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund, in accordance with the provisions of the Trust Declaration, the by-laws of the Trust, and Massachusetts law. This condition may not be waived.

    5.2 On the Closing Date, no court or governmental agency of competent jurisdiction shall have issued any order that remains in effect and that restrains or enjoins the Trust from completing the transactions contemplated by this Agreement.

    5.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund.

    5.4 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending.

    5.5 The Trust shall have received the opinion of Dechert LLP, dated the Closing Date, substantially to the effect that, based upon certain facts, assumptions and representations made by the Trust, on behalf of the Acquired Fund and the Acquiring Fund, and its authorized officers, (i) the transactions contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the Acquiring Fund upon receipt of the Assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund Liabilities; (iii) the basis in the hands of the Acquiring Fund in the Assets will be the same as the basis of the Acquired Fund in the Assets immediately prior to the transfer thereof; (iv) the holding periods of the Assets in the hands of the Acquiring Fund will include the periods during which the Assets were held by the Acquired Fund (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an asset); (v) no gain or loss will be recognized by the Acquired Fund upon the transfer of the Assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund Liabilities, or upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders except for gain or loss that may be recognized with respect to contracts subject to Section 1256 of the Code and/or stock in a "passive foreign investment company" as defined in Section 1297(a) of the Code; (vi) no gain or loss will be recognized by the Acquired Fund shareholders upon the exchange of their Acquired Fund Shares for the Acquiring Fund Shares; (vii) the aggregate basis of the Acquiring Fund Shares that each Acquired Fund shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Acquired Fund Shares exchanged therefor; and (viii) an Acquired Fund shareholder's holding period for his or her Acquiring Fund Shares will be determined by including the period for which he or she held the Acquired Fund Shares exchanged therefor, provided that he or she held the Acquired Fund Shares as capital assets. The delivery of such opinion is conditioned upon the receipt by Dechert LLP of representations it shall request of the Trust and the Trust. Notwithstanding anything herein to the contrary, this condition may not be waived.

    5.6 The Trust shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, in a form reasonably satisfactory to the Trust, and dated as of the Closing Date, substantially to the effect that, based upon certain facts and certifications made by the Trust and its authorized officers:
(a) the Trust is a business trust existing under the laws of the Commonwealth of Massachusetts; (b) the Trust, with respect to the Acquired Fund and the Acquiring Fund, has the power as a business trust to carry on its business as an open-end investment company registered under the 1940 Act; (c) this Agreement has been duly authorized, executed and, so far as known to such counsel, delivered by the Trust, on behalf of the Acquired Fund and the Acquiring Fund, and assuming due authorization, execution and delivery of this Agreement by the Trust, on behalf of the Acquiring Fund and the Acquired Fund, constitutes a valid and legally binding obligation of the Trust, on behalf of the Acquired Fund and the Acquiring Fund, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether in a proceeding under equity or at law); provided that such counsel shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable federal or state securities laws or as a matter of public policy; (d) the execution and delivery of this Agreement did not, and the transfer of the Assets for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities pursuant to this Agreement will not, violate the Trust Declaration or the by-laws of the Trust or any contracts or other documents known to Willkie Farr & Gallagher LLP which can affect the rights or obligations of the Trust; (e) to the knowledge of such counsel, all regulatory or court consents, authorizations, approvals, orders or filings required to be obtained or made by the Trust, on behalf of the Acquired Fund and the Acquiring Fund, under the federal laws of the United States or the laws of the Commonwealth of Massachusetts for the transfer of the Assets for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities pursuant to this Agreement have been obtained or made, except such as may be required under state securities or blue sky laws as to which such counsel need express no opinion; and (f) to the knowledge of such counsel, and without any independent investigation, other than as disclosed on the schedule provided by the Trust pursuant to paragraph 4.1 of this Agreement, the Acquired Fund and the Acquiring Fund are not subject to any litigation or administrative proceeding that could reasonably be expected to have a materially adverse effect on the operations of the Acquired Fund or the Acquiring Fund. Such opinion may state that it is solely for the benefit of the Trust and the Board. Such opinion may contain such assumptions and limitations as shall be in the opinion of Willkie Farr & Gallagher LLP appropriate to render the opinions expressed therein. Such opinion also shall include such other matters incident to the transactions contemplated hereby as the Trust, on behalf of the Acquiring Fund and the Acquiring Fund, may reasonably request. With respect to all matters of Massachusetts law, such counsel shall be entitled to state that, with the approval of the Trust, they have relied on the opinion of Bingham McCutchen LLP and that their opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Bingham McCutchen LLP.

    5.7 The Assets will include no assets which the Acquiring
Fund, by reason of limitations contained in the Trust
Declaration or in investment restrictions in effect on the Closing Date, may not properly acquire.

6. INDEMNIFICATION

    6.1 The Trust, out of the Acquiring Fund's assets and property (including any amounts paid to the Acquiring Fund pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the members of the Board and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on
(a) any breach by the Trust, on behalf of the Acquiring Fund, of any of its obligations set forth in this Agreement or
(b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Trust or the members of the Board or its officers prior to the Closing Date, provided that such indemnification by the Trust is not
(i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

    6.2 The Trust, out of the Acquired Fund's assets and property (including any amounts paid to the Acquired Fund pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the members of the Board and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on
(a) any breach by the Trust, on behalf of the Acquired Fund, of any of its obligations set forth in this Agreement or
(b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Trust or the members of the Board or its officers prior to the Closing Date, provided that such indemnification by the Trust is not
(i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

7. BROKER FEES AND EXPENSES

    7.1 The Trust represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

    7.2 Legg Mason Partners Fund Advisor, LLC will pay the printing, proxy solicitation, mailing and postage costs of the Reorganization. Additional costs, including expenses related to the preparation and filing of the Registration Statement, legal fees and auditor fees, shall be divided equally between Legg Mason Partners Fund Advisor, LLC, on the one hand, and the Trust, on the other hand. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Section 851 of the Code or would prevent the Reorganization from qualifying as a tax-free reorganization.

8. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

    The covenants to be performed after the Closing and the obligations of the Acquiring Fund in Article 6, shall survive the Closing. All other representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder and shall terminate on the Closing.

9. TERMINATION

    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by resolution of the Board, if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with respect to the Acquiring Fund or the Acquired Fund. Any such termination resolution to be effective shall be adopted prior to the Closing Date.

10. AMENDMENTS

    This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Trust; provided, however, that following the meeting of the Acquired Fund shareholders called by the Acquired Fund pursuant to paragraph 4.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to Acquired Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.

11
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HEADINGS; COUNTERPARTS; GOVERNING LAW; SEVERABILITY;
ASSIGNMENT; LIMITATION OF LIABILITY

    11.1 The Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    11.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

    11.3 This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York.

    11.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

    11.5 The Trust Declaration is on file with the Secretary of State of the Commonwealth of Massachusetts. Consistent with the Trust Declaration, the obligations of the Trust with respect to the Acquired Fund and the Acquiring Fund entered into in the name or on behalf of the Trust by any of its Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust, personally, but bind only the assets of the Trust belonging to the Acquired Fund and the Acquiring Fund, and all persons dealing with any series or funds of the Trust must look solely to the assets of the Trust belonging to such series or fund for the enforcement of any claims against the Trust.



IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.


LEGG MASON PARTNERS			LEGG MASON PARTNERS
VARIABLE PORTFOLIOS II,			VARIABLE PORTFOLIOS II,
on behalf of its series LEGG MASON		on behalf of its
series LEGG MASON
PARTNERS VARIABLE APPRECIATION	PARTNERS VARIABLE GROWTH
PORTFOLIO					AND INCOME PORTFOLIO


By: _______________________________		By:
________________________________
Name:	R. Jay Gerken					Name:	R. Jay
Gerken
Title:	Chairman, President and Chief		Title:
Chairman, President and Chief
	Executive Officer					Executive Officer

    Solely for purposes of paragraph 7.2 of this Agreement:




LEGG MASON PARTNERS FUND ADVISOR, LLC


By
:

 ______________________________________________________
__


Name:  R. Jay Gerken
Title:  President and Chief Executive Officer



SCHEDULE 4.1

NONE




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